Exhibit 10.12

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. The Registrant agrees to furnish supplementally a copy of any omitted information to the SEC upon its request, however, the Registrant may request confidential treatment of omitted information. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”

EXECUTION VERSION

CHARGE OVER ACCOUNT

BETWEEN

VNG LIMITED

(as Chargor)

AND

CITIBANK N.A., SINGAPORE BRANCH

(as Lender)

DATED THE 21st DAY OF JULY 2023

CHARGE OVER ACCOUNT

THIS DEED is made on the 21st day of July 2023

BETWEEN:

(1)

VNG LIMITED, an exempted company incorporated in the Cayman Islands with limited liability (with company number: 388836) with its registered office at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands, as chargor (the “Chargor”); and

(2)	CITIBANK N.A., SINGAPORE BRANCH, as chargee (in such capacity, the “Lender”).

WHEREAS:

(A)

Pursuant to the facility agreement dated 21 July 2023 (as amended, supplemented, restated and novated from time to time, the “Facility Agreement”) and made between BigV Technology Corporation, a company incorporated in Vietnam (with company registration number: 0316949845) (the “Borrower”) as borrower and the Lender, the Lender has agreed to make available to the Borrower a term loan facility in an aggregate principal amount of up to US$135,000,000, on the terms and conditions set out therein.

(B)	It is a condition precedent to the Lender making the Facility available to the Borrower that the Chargor enters into this Deed.

NOW THIS DEED WITNESSETH as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed, unless otherwise defined in this Deed or a contrary indication appears, terms defined in the Facility Agreement shall have the same meanings when used in this Deed and in addition:

“Account” means the US Dollar denominated account (bearing the account number [***]) held in the name of the Chargor and opened and maintained with the Account Bank (and any account being a substitute, replacement, renewal or re-designation of such account from time to time), and:

(a)

all monies at any time and from time to time standing to the credit of such account (whether in addition to or by way of renewal, extension or replacement of any monies previously deposited in or credited to such account or otherwise) and the debts represented thereby;

(b)	all interest from time to time accruing thereon; and

(c)

all rights to the payment of all such monies and interest by the Lender, the benefit of all covenants relating thereto and all rights, powers and remedies for enforcing the same, and all other rights attaching thereto.

“Acts” means the IRDA and the CLPA.

“Charge” means the Security created or purported to be created by or pursuant to this Deed.

“Charged Account” means the Account and any other assets which from time to time are (or are expressed to be) the subject of the Security created (or purported to be created) in favour of the Lender by or pursuant to this Deed or, if the context so requires, any part of those assets.

“Charged Property” means the Charged Account and the Deposits.

“CLPA” means the Conveyancing and Law of Property Act 1886 of Singapore.

“Companies Act” means the Companies Act 1967 of Singapore.

“Currency of Account” means the currency in which the relevant indebtedness is denominated or, if different, is payable.

“Delegate” means any person appointed as a delegate or sub-delegate under Clause 9.6 (Delegation).

“Deposits” means all deposits placed with and/or maintained by the Chargor with the Lender (other than (i) the Account and (ii) any deposits constituting all or any part of the net proceeds of the initial public offering of the Chargor) as renewed and re-designated (whether represented or evidenced by a new deposit receipt number or otherwise), replaced or converted into other currencies from time to time.

“IRDA” means the Insolvency, Restructuring and Dissolution Act 2018 of Singapore.

“Receiver” means a receiver, receiver and manager, manager, interim judicial manager, judicial manager, interim receiver, receiver and trustee, administrative receiver or other similar officer appointed in respect of the whole or any part of the Charged Property.

“Restructuring Event” means winding up, liquidation, dissolution, administration, judicial management, provisional supervision, arrangement, compromise, amalgamation, merger, demerger, consolidation, reconstruction or reorganisation or any analogous procedure or step in any jurisdiction.

1.2	Construction

(a)	The principles of construction contained in clause 1.2 (Construction) of the Facility Agreement shall apply to this Deed with all necessary changes.

(b)

Unless a contrary indication appears, any reference in this Deed to the “Lender”, the “Borrower”, the “Chargor”, any “Obligor” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees.

(c)	Unless a contrary indication appears, any reference in this Deed to Clauses and Schedules are to clauses of and schedules to this Deed and references to this Deed include its Schedules.

1.3	Deed

It is intended by the parties hereto that this document shall take effect as a deed notwithstanding the fact that a party hereto may only execute this document under hand.

1.4	Finance Document

It is agreed and acknowledged that this Deed has been designated as a Finance Document by the Lender and the Borrower under the Facility Agreement.

1.5	Third Parties Rights

(a)

Unless expressly provided to the contrary in this Deed, a person who is not a party hereto has no right under the Contracts (Rights of Third Parties) Act 2001 of Singapore to enforce or to enjoy the benefit of any term of this Deed.

(b)

Any Receiver or Delegate or any person described in Clause 13.1(b) (Exclusion of Liability) may rely on or enforce any term of this Deed which expressly confers rights on it, subject to this Clause 1.5 (Third Parties Rights) and the provisions of the Contracts (Rights of Third Parties) Act 2001 of Singapore.

(c)	Notwithstanding any term of this Deed, the consent of any third person who is not a party hereto is not required to rescind, vary or terminate this Deed at any time.

2.	UNDERTAKING TO PAY

The Chargor undertakes to the Lender to discharge and pay to the Lender all Secured Obligations when due in accordance with the provisions of the Finance Documents or, if the Finance Documents do not specify a time for payment or performance, immediately on demand by the Lender.

3.	FIXED CHARGE

The Chargor, as legal and beneficial owner and as a continuing security for the due and punctual payment and discharge of all Secured Obligations and observance and performance of the obligations of the Obligors under the Finance Documents, hereby charges and agrees to charge in favour of the Lender by way of first fixed charge all its present and future rights, title, interest and benefits in, under and to the Charged Property.

4.	DOCUMENTARY AND OTHER REQUIREMENTS

The execution of this Deed by the Chargor and the Lender shall constitute notice to the Lender of the Charge constituted by this Deed in respect of the Charged Property, and no further notice or acknowledgement is required.

5.	FURTHER ASSURANCE

5.1	Further Assurance

The Chargor shall promptly, at its own expense, execute and deliver (or procure the execution and delivery of) all instruments and documents (including any assignments, transfers, conveyance, mortgages, charges or assurances, whether in favour of the Lender or any of its nominees or otherwise) and do all acts and things (including the giving of any notices, orders, directions or instructions, and/or the making of any filings or registrations) as the Lender may require (and, in each case, in such form and substance as the Lender may require):

(a)

to create, perfect, maintain, protect and/or preserve the Charge (including the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are purported to be, the subject of the Charge), the priority of the Charge, or any of the rights, powers, authorities, discretions and remedies of the Lender (or any Receiver or Delegate) provided by or pursuant to this Deed or by law;

(b)	to facilitate the enforcement or realisation of the Charge, the Charged Property or any provision of this Deed; and/or

(c)

to permit or facilitate the exercise by the Lender (or any Receiver or Delegate) of any right, power (whether of sale or other disposal or otherwise), authority, discretion or remedy with respect to the Charged Property or which is provided by or pursuant to this Deed or by law.

5.2	Necessary Action

The Chargor shall take all such action as is available to it (including making any filings or registrations and/or giving any notices, orders, directions or instructions) as may be necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Deed in its jurisdiction of incorporation and in Singapore, or for the purpose of the creation, perfection, maintenance, protection and/or preservation of any Security conferred or intended to be conferred on the Lender by or pursuant to this Deed and to ensure that such Security is and remains in full force and effect with the priority and ranking it is expressed to have under this Deed.

5.3	Consents

The Chargor shall obtain as soon as possible (in form and substance satisfactory to the Lender) any consent necessary to enable the Charged Property to be the subject of the Charge. Immediately upon obtaining each such consent, the Chargor shall deliver a copy of each such consent to the Lender.

5.4	Implied Covenants for Title

The obligations of the Chargor under this Deed shall be in addition to the covenants for title deemed to be included in this Deed by virtue of the CLPA (as varied and extended by this Deed).

5.5	Additional Security Documents

Any further or other security document required to be executed by the Chargor pursuant to the terms of Clause 5.1 (Further Assurance) shall contain clauses corresponding to the provisions set out in this Deed and/or such other provisions of whatsoever kind as the Lender shall consider reasonably necessary for the effectiveness or perfection of the Charge.

6.	REPRESENTATIONS

The Chargor makes the representations and warranties set out in this Clause 6 (Representations) to the Lender on the date of this Deed.

6.1	Status

(a)	It is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)	It has the capacity and power to own its assets and carry on its business as it is being conducted.

(c)	It is not a FATCA FFI or a US Tax Obligor.

6.2	Binding Obligations

(a)	The obligations expressed to be assumed by it in this Deed are legal, valid, binding and enforceable obligations.

(b)	Without limiting the generality of paragraph (a) above, this Deed creates the Security which this Deed purports to create, and all such Security is valid and effective.

6.3	Non-Conflict with Other Obligations

The entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not:

(a)	conflict with:

(i)	any law or regulation applicable to it;

(ii)	its constitutional documents; or

(iii)	any agreement or instrument binding upon it or any of its assets, or constitute a default or termination event (howsoever described) under any such agreement or instrument; or

(b)	(except for the Charge) result in the creation or existence of, or oblige it to create, any Security over the Account.

6.4	Power and Authority

(a)

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Deed and the transactions contemplated by this Deed.

(b)

The entry by it into this Deed is done in good faith and in furtherance of its substantive objects and for the legitimate purpose of carrying on its business and that there are reasonable grounds for its directors to believe that the assumption and the performance by it of its obligations under this Deed would benefit it.

6.5	Validity and Admissibility in Evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Deed;

(b)	to enable it to create the Charge, and to ensure that the Charge has the priority and ranking it is expressed to have under this Deed;

(c)	to make this Deed admissible in evidence in its jurisdiction of incorporation and in Singapore; and

(d)	for it to carry on its business, and which are material,

have been obtained or effected and are in full force and effect.

6.6	Governing Law and Enforcement

(a)	The choice of Singapore law as the governing law of this Deed will be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained in Singapore in relation to this Deed will be recognised and enforced in its jurisdiction of incorporation.

6.7	Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at the address specified in this Deed to make any deduction for or on account of Tax from any payment it may make under this Deed.

6.8	No Filing or Stamp Taxes

Under the laws of Singapore and its jurisdiction of incorporation, it is not necessary that this Deed be filed, registered, recorded or enrolled with any court or other authority in Singapore or that jurisdiction or that any stamp duty, registration fees, notarial fees or other similar Taxes or fees be paid on or in relation to this Deed or the transactions contemplated by this Deed, except for the payment of stamp duty in respect of this Deed which is executed in or brought into the Cayman Islands.

6.9	No Default

(a)	No Default is continuing or might reasonably be expected to result from the entry into, the performance of, or any transaction contemplated by, this Deed.

(b)

No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on the Chargor or its assets, which might have a Material Adverse Effect.

6.10	No Misleading Information

(a)

All information provided by it to the Lender in connection with the transactions contemplated by the Finance Documents is true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and was not misleading in any respect.

(b)

Any financial projections provided by it to the Lender in connection with the transactions contemplated by this Deed have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred and no information has been given or withheld that results in the information provided by it to the Lender being untrue or misleading in any material respect.

6.11	Pari Passu Ranking

Its payment obligations under this Deed rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by laws applying to companies generally.

6.12	No Proceedings Pending or Threatened

(a)

No litigation, arbitration, administrative or other proceedings of or before any court, arbitral body or agency, which, if adversely determined, might reasonably be expected to have a Material Adverse Effect, have been started or (to the best of its knowledge and belief) is pending or threatened against it or any of its assets.

(b)	No judgment or order made or given by a court, arbitral body or agency, which might reasonably be expected to have a Material Adverse Effect, has been made against it or any of its assets.

6.13	Anti-Corruption Laws

It is conducting and will continue to conduct its respective businesses in compliance with Anti-Corruption Laws and has instituted and maintains as at the date of this Deed policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws.

6.14	Anti-Money Laundering Laws

It is conducting and will continue to conduct its respective businesses in compliance with applicable laws and regulations relating to money laundering, terrorism financing or criminal financing (including those relating to financial record keeping and reporting) (collectively, the “Anti-Money Laundering Laws”), and has instituted and maintains as at the date of this Deed policies and procedures designed to promote and achieve compliance with such laws and regulations and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving it or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to its knowledge, threatened.

6.15	Sanctions

Neither it nor its directors, officers and employees:

(a)	is in violation of (or has violated) any Sanctions;

(b)

is conducting or engaged in (or has conducted or been engaged in), directly or indirectly, any transaction, conduct, trade, business or other activity that could result in its violation of any Sanctions;

(c)	is a Sanctioned Person;

(d)

is incorporated, domiciled, resident or situated in a Sanctioned Jurisdiction, or is owned or controlled by, or acting on behalf of, a person who is subject of any Sanctions or incorporated, domiciled, resident or situated in a Sanctioned Jurisdiction; or

(e)	has received notice of, or is otherwise aware of, any claim, action, suit, proceeding or investigation against it or its directors, officers or employees with respect to any Sanctions.

6.16	No Existing Security

The Charge creates a valid and perfected first priority Security over the Charged Property in favour of the Lender. Except for the Charge, no Security exists on or over the Charged Property .

6.17	Ownership

(a)

It is (and will at all times be) the sole and absolute legal and beneficial owner of the Charged Property, free from any Security, Quasi-Security, claims, third party rights or competing interests (other than the Charge).

(b)

Except as provided in this Deed, it has not assigned, transferred or otherwise disposed of the Charged Property (or any of its rights, title, interest or benefits in, under or to the Charged Property), either in whole or in part, nor agreed to do so, and will not at any time do so or agree to do so.

6.18	No Claims or Set-off

(a)

The Charged Property is not the subject of any claim, assertion, infringement, attack, right, action or other restriction or arrangement of whatever nature which does or may impinge upon the validity of the Charged Property or upon the ownership, enforceability, enjoyment or utilisation of the Charged Property by the Chargor.

(b)	It has not subjected (and will not subject) the Charged Property to any defence, set-off or counterclaim.

6.19	Foreign Company

It is not registered as a foreign company in Singapore under Division 2 of Part 11 of the Companies Act and is not a foreign corporate entity registered as a company limited by shares under Part 10A of the Companies Act, and it has not made any application to be so registered, as at the date of this Deed.

6.20	Repetition

(a)

Each of the representations and warranties in Clause 6.1 (Status) to Clause 6.15 (Sanctions) are deemed to be made by the Chargor by reference to the facts and circumstances then existing on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period.

(b)

Each of the representations and warranties in Clause 6.16 (No Existing Security) to Clause 6.19 (Foreign Company) are deemed to be made by the Chargor by reference to the facts and circumstances then existing at all times during the subsistence of this Deed.

7.	THE CHARGED PROPERTY

The undertakings of the Chargor in this Clause 7 (The Charged Property) remain in force from the date of, and during the subsistence of, this Deed.

7.1	Maintenance of the Account

The Chargor has established and shall at all times after the date of this Deed maintain, in its own name in Singapore, the Charged Account with the Account Bank.

7.2	No Closure of Account

The Chargor shall not close or permit or agree to the closure of the Charged Account at any time, except with the prior written consent of the Lender.

7.3	No Withdrawals

The Chargor shall not be entitled to withdraw, transfer or otherwise deal with the Deposits or any amounts standing to the credit of the Charged Account at any time, except for any transfer of amounts from the Charged Account which is placed as a Deposit, or with the prior written consent of the Lender.

7.4	Fees and Charges

The Chargor shall procure the prompt payment of all fees, charges and other amounts which may at any time become due in respect of the Charged Property.

7.5	No Variation of Rights

The Chargor shall not request, cause, permit or agree to any amendment or variation of the mandate for, or the rights attached to all or any part of, the Charged Property, except with the prior written consent of the Lender.

7.6	Communications

The Chargor shall promptly deliver to the Lender a copy of each notice, document and other communication received or given by it (other than those received from or given to the Lender) in connection with the Charged Property.

7.7	Information

The Chargor shall promptly provide to the Lender all information relating to the Charged Property as the Lender may from time to time require.

8.	GENERAL UNDERTAKINGS

The undertakings of the Chargor in this Clause 8 (General Undertakings) remain in force from the date of, and during the subsistence of, this Deed.

8.1	Negative Pledge

The Chargor shall not create or permit to subsist any Security or Quasi-Security over the Charged Property (other than the Charge).

8.2	No Disposals

The Chargor shall not enter into a single transaction or a series of transactions (whether related or not, and whether voluntary or involuntary) to assign, transfer or otherwise dispose of all or any part of the Charged Property, or any of its rights, remedies, title and interest in and to, or any of its benefits accrued or to accrue under, the Charged Property, or otherwise deal with all or any part of the Charged Property in any way contrary to the interests of the Lender.

8.3	Not Prejudice Security

The Chargor shall not do or omit to do, or cause or permit to be done or omitted, anything which could in any way depreciate, jeopardise or otherwise prejudice the value of the Charged Property, the Charge, or the ability of the Lender to exercise any of the rights, powers and remedies conferred on it by or in connection with this Deed.

8.4	Notification

The Chargor shall promptly notify the Lender upon becoming aware of:

(a)

the occurrence of any event or circumstance which may have a material adverse effect on the value of the Charged Property, the Charge or the ability of the Lender to exercise any of the rights, powers and remedies conferred on it by or in connection with this Deed or which may be in any way contrary to the interests of the Lender under this Deed; and

(b)

any claim, demand, or litigation, arbitration, administrative or other proceedings which are current, threatened or pending against the Chargor in respect of the Charged Property (including, without limitation, any shareholder objections).

8.5	Authorisations

The Chargor shall promptly (and in any event within the time period prescribed by applicable law):

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Lender of,

any Authorisation required to enable it to enter into and perform its obligations under this Deed, to ensure the legality, validity, enforceability or admissibility in evidence of this Deed in its jurisdiction of incorporation and in Singapore, to create and perfect the Charge and to ensure that the Charge is and remains in full force and effect with the priority and ranking it is expressed to have under this Deed.

8.6	Register of Mortgages and Charges

Without prejudice to the generality of any other provision of this Deed, the Chargor shall as soon as possible after execution of this Deed, instruct its registered office provider to enter particulars as required by the Companies Act (as amended) of the Cayman Islands (the “Cayman Act”) of the security interests created pursuant to this Deed in the register of mortgages and charges (the “Register of Mortgages and Charges”) maintained by it in accordance with section 54 of the Cayman Act and as soon as possible after entry of such particulars has been made, and in any event within two Business Days after the date of this Deed, provide the Lender with a certified true copy of the updated Register of Mortgages and Charges.

8.7	Stamp Duty

The Chargor shall promptly (and in any event within the time period prescribed by applicable law) pay (or procure the payment of) all stamp duty and other similar Taxes payable under Singapore law and the laws of all other applicable jurisdictions in connection with the execution, delivery, perfection or performance of this Deed or to ensure the legality, validity, enforceability or admissibility in evidence of this Deed. The Chargor shall promptly deliver to the Lender a receipt or other evidence reasonably satisfactory to the Lender that all such appropriate payment has been made.

8.8	Compliance with Laws

The Chargor shall comply in all respects with all laws and regulations to which it may be subject, if failure to so comply would have a Material Adverse Effect.

8.9	Anti-Corruption Laws

(a)

The Chargor shall not directly or indirectly use, or permit or authorise any other person to directly or indirectly use, the proceeds of any Utilisation for any purpose which would breach any Anti-Corruption Law.

(b)	The Chargor shall:

(i)	conduct its businesses in compliance with applicable anti-corruption and anti-bribery laws and regulations; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws and regulations.

8.10	Anti-Money Laundering Laws

(a)

The Chargor shall not directly or indirectly use, or permit or authorise any other person to directly or indirectly use, the proceeds of any Utilisation for any purpose which would breach any applicable Anti-Money Laundering Law.

(b)	The Chargor shall:

(i)

conduct its businesses in compliance with applicable laws and regulations relating to money laundering, terrorism financing or criminal financing (including those relating to financial record keeping and reporting); and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws and regulations.

8.11	Sanctions

(a)	The Chargor shall:

(i)	not violate any Sanctions; and

(ii)	not conduct or engage in, directly or indirectly, any transaction, conduct, trade, business or other activity that could result in its violation of any Sanctions.

(b)	The Chargor shall not directly or indirectly use, or permit or authorise any other person to directly or indirectly use, all or any part of the proceeds of any Utilisation:

(i)	for the purpose of (directly or indirectly) financing, or making funds available for or to, any transaction, conduct, trade, business or other activity which violates any Sanctions;

(ii)

for the purpose of (directly or indirectly) financing, or contributing or making funds available for or to, any Sanctioned Jurisdiction or any Sanctioned Person or any person incorporated, domiciled, resident or situated in a jurisdiction subject of any Sanctions; or

(iii)

in any other manner which could result in any person (including the Lender or any other person participating in or facilitating the offering of any Utilisation, whether as underwriter, adviser or otherwise) being in breach of any Sanctions or becoming subject of any Sanctions.

8.12	Application of FATCA

The Chargor shall not become a FATCA FFI or a US Tax Obligor.

8.13	Pari Passu Ranking

The Chargor shall ensure that its payment obligations under this Deed rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

8.14	Merger

The Chargor shall not enter into any amalgamation, demerger, merger or corporate reconstruction, except as permitted under and in accordance with the Facility Agreement.

8.15	No Amendment to Constitutional Documents of Chargor

The Chargor shall not request, cause, permit or make any amendment to its constitutional documents, except as permitted under and in accordance with the Facility Agreement, or with the prior written consent of the Lender.

8.16	Transaction Security

The Chargor shall ensure that the Security created by or purported to be created by or pursuant to this Deed remains in full force and effect with the ranking and priority it is expressed to have.

8.17	Registration as Foreign Company

If, at any time after the date of this Deed, the Chargor applies to have itself registered as a foreign company under Division 2 of Part 11 of the Companies Act or applies to be a foreign corporate entity registered as a company limited by shares under Part 10A of the Companies Act, the Chargor shall:

(a)

immediately notify the Lender and provide the Lender with a copy of its certificate or notice of registration or (as the case may be) its certificate of confirmation of registration or notice of transfer of registration issued by the Accounting and Corporate Regulatory Authority of Singapore; and

(b)

promptly (and in any case within thirty days after the date of such registration) take all steps to comply with the requirements under Section 133 of the Companies Act or (as the case may be) Section 363 of the Companies Act in respect of this Deed and the Charge.

9.	ENFORCEMENT

9.1	Enforceability of Security

On and at any time after the occurrence of an Event of Default or if the Chargor requests the Lender to exercise any of its powers under this Deed, the Charge shall be immediately enforceable and the Lender may, without notice to the Chargor or prior authorisation from any court, in its absolute discretion:

(a)	enforce all or any part of the Charge (at the times, in the manner and on the terms it thinks fit);

(b)	take possession of and hold, sell or otherwise dispose of all or any part of the Charged Property (at the times, in the manner and on the terms it thinks fit);

(c)

exercise in relation to the Charged Property (in the name of or on behalf of the Chargor or in its own name and, in each case, at the cost of the Chargor) all or any of the rights and powers set out in Schedule 1 (Powers of the Lender) and the other rights and powers of an absolute owner and power to do or omit to do anything which the Chargor itself could do or omit to do; and

(d)

exercise all or any of the rights, powers, authorities and discretions conferred by the CLPA on mortgagees, mortgagees in possession and receivers (as varied or extended by this Deed, and without the restrictions in Section 25 of the CLPA), by this Deed on the Lender, and otherwise by law on mortgagees, mortgagees in possession, receivers, receivers and managers, managers and administrative or other receivers.

9.2	Power of Sale

The statutory power of sale, of appointing a receiver and the other statutory powers conferred on mortgagees by Section 24 of the CLPA as varied and extended by this Deed shall arise (and the Secured Obligations shall be deemed due and payable for that purpose) on the date of this Deed and may be exercised by the Lender free from the restrictions imposed by Section 25 of the CLPA and any other statutory provisions relating to the exercise of any power of sale.

9.3	Withdrawal and Application

The Lender has the power to, at any time and from time to time without further notice or restriction, withdraw, appropriate, transfer, set-off or otherwise apply all or any part of the monies standing to the credit of the Charged Property in or towards the payment or discharge of the Secured Obligations in such manner as the Lender may think fit and, for this purpose, the Lender may, at the expense of the Chargor, convert all or any part of such monies from one currency into any other currencies at the Lender’s spot rate of exchange (or such other rate of exchange as may be utilised by the Lender in its discretion). The foregoing provisions apply notwithstanding that any such monies may have been deposited for a fixed period or be subject to a period of notice and that the fixed period or period of notice may not have expired or that notice or sufficient notice may not have been given.

9.4	Redemption of Prior Security

At any time after the Charge has become enforceable, the Lender may:

(a)	redeem any prior Security over all or any part of the Charged Property;

(b)	procure the transfer of any such Security to itself; and/or

(c)	settle and pass the accounts of the person or persons entitled to such Security (and any accounts so settled and passed shall be conclusive and binding on the Chargor).

The Chargor shall pay to the Lender on demand all principal monies, interest, costs, charges and expenses of and incidental to any such redemption and/or transfer in respect of the Charged Property.

9.5	Discretion

Any liberty or power which may be exercised, or any determination which may be made, under this Deed by the Lender may be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

9.6	Delegation

(a)

The Lender may at any time and from time to time delegate in any manner (including by power of attorney) to any person or persons or fluctuating body of persons, all rights, powers, authorities and discretions (including any powers of attorney) which are for the time being exercisable by the Lender under this Deed in relation to the Charged Property and any such delegation may be made upon such terms and conditions (including power to sub-delegate) and subject to such regulations as the Lender may think fit. Any such delegation made shall not preclude the subsequent exercise of those rights, powers, authorities or discretions by the Lender, any revocation of such delegation or any subsequent delegation of any such rights, powers, authorities and discretions.

(b)

Provided that the Lender exercises reasonable care in the selection of such delegate appointed under paragraph (a) above, the Lender shall not be bound to supervise the performance or acts of any such delegate, and the Lender shall not be in any way responsible to the Chargor or any other person for any cost, expense, loss or liability arising from any act, negligence, misconduct, omission or default on the part of any such delegate.

10.	EXTENSION AND VARIATION OF STATUTORY POWERS

10.1	Section 25 of the CLPA

Section 25 of the CLPA shall not apply to this Deed.

10.2	Consolidation

The restrictions contained in Section 21 of the CLPA shall not apply to this Deed, and the Lender shall be (to the fullest extent permitted by law and otherwise subject to the other provisions of this Deed) entitled to consolidate the Charge with any other Security, whether in existence at the date of this Deed or at any time in the future.

10.3	Wide Construction of Enforcement Powers

The powers of the Lender under this Deed shall be construed in the widest possible sense and all parties hereto intend that the Lender shall have as wide and flexible a range of powers as may be conferred (or, if not expressly conferred, as is not restricted) by any applicable law.

10.4	Statutory Protections

The Lender shall be entitled to all privileges and immunities conferred by the Acts (as varied and extended by this Deed) on mortgagees, mortgagees in possession and receivers, receivers and managers and managers duly appointed under the Acts.

10.5	Full Benefit of Statutory Powers

The rights, powers and protections conferred on the Lender by this Deed shall be in addition to and not in substitution for the rights, powers and protections conferred on mortgagees, mortgagees in possession and receivers, receivers and managers, managers and administrative or other receivers duly appointed under the Acts or any other applicable law, which shall apply to the Charge except insofar as they are expressly or impliedly excluded (and as otherwise varied and extended by this Deed). Where there is any ambiguity or conflict between the rights, powers or protections contained in the Acts or conferred by law and those conferred by or pursuant to any Finance Document or where the rights, powers or protections in any Finance Document are more extensive or less restrictive than those provided by the Acts or such other applicable law, the terms of that Finance Document shall prevail.

11.	ORDER OF DISTRIBUTIONS

11.1	Application of Proceeds

All amounts from time to time paid to the Lender under this Deed or received or recovered by the Lender or any Delegate in exercise of their rights under this Deed (after deducting, without double counting, any costs of conversion of currency pursuant to clause 14.1 (Currency Indemnity) of the Facility Agreement) shall, subject to the rights of any creditors having priority, be held by the Lender for application at any time as the Lender (in its discretion) sees fit and to the extent permitted by applicable laws and regulations, in the following order of priority:

(a)	first, in or towards payment and discharge of all outstanding Secured Obligations in accordance with the Facility Agreement;

(b)

second, if the Lender is satisfied that all the Secured Obligations have been fully and irrevocably paid or discharged and that none of the Obligors is under any further actual or contingent liability under any Finance Document, in or towards payment or distribution to any person to whom the Lender is obliged to pay or distribute to in priority to the Chargor; and

(c)	third, the balance (if any) in payment or distribution to the Chargor.

11.2	No Restriction

Clause 11.1 (Application of Proceeds) does not in any way limit the rights of the Lender under Clause 15.4 (Appropriations) and shall override any appropriation made by the Chargor.

11.3	Suspense Account

The Lender may (in its discretion) place all or any part of the amounts paid to the Lender under this Deed or received or recovered by the Lender or any Delegate in exercise of their rights under this Deed in one or more suspense accounts for so long as the Lender shall think fit, pending the application of those amounts towards payment and discharge of the Secured Obligations, with the view to preserving the rights of the Lender to prove for the whole of its claims under the Finance Documents.

11.4	Prospective Liabilities

At any time after the Charge has become enforceable, the Lender may (in its discretion) hold any amount of the sums from time to time received or recovered by the Lender (or any Delegate) pursuant to the terms of this Deed in one or more suspense or impersonal accounts in the name of the Lender with such financial institution (including itself) and for so long as the Lender shall think fit, by way of reserve or otherwise, for later application in accordance with this Deed and the Facility Agreement in respect of:

(a)	any costs and expenses which will or may be incurred by the Lender, any Receiver or any Delegate in connection with this Deed;

(b)	any amount which will or may become payable by any Obligor to the Lender or any Receiver or any Delegate under the Finance Documents; and/or

(c)	any other liability of any Obligor which will or may arise under or in connection with any Finance Document,

that, in each case, the Lender (in its discretion) considers might become due, payable or owing at any time in the future.

11.5	Continuation of Accounts

At any time after:

(a)	the Lender receives notice (whether actual or constructive) of:

(i)	any subsequent Security or other interest affecting the Charged Property;

(ii)	any assignment, transfer or other disposal of the Charged Property which is prohibited by the terms of this Deed or any other Finance Document; or

(iii)	any other matter which may cause the Charge to cease to be a continuing Security; or

(b)

the passing of a resolution, the presentation of a petition or application or the filing of any other document with a court or the making of an order in relation to any insolvency, bankruptcy or Restructuring Event of the Chargor, the Lender may open a new account in the name of the Chargor with the Lender (whether or not it permits any existing account to continue). If the Lender does not open such a new account, it shall nevertheless be treated as if it had done so at the time such event occurs and, as from that time, all payments made by or on behalf of the Chargor to the Lender shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction or discharge of the Secured Obligations.

12.	PROTECTION OF THIRD PARTIES

12.1	No Duty to Enquire

(a)	No purchaser or other person dealing with the Lender or any Delegate shall be concerned to enquire:

(i)	whether the powers or rights conferred by or in connection with this Deed or any other Finance Document have arisen or are exercisable;

(ii)	whether any consents, regulations, restrictions or directions relating to such powers or rights have been obtained or complied with;

(iii)

otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers or rights (including whether or not any delegation shall have lapsed for any reason or been revoked); or

(iv)	as to the application of any money borrowed or raised or whether any amount remains to be secured by this Deed.

(b)	All the protection afforded to purchasers contained in the CLPA or in any other applicable legislation shall apply to any person purchasing from or dealing with the Lender or any Delegate.

12.2	Protection to Purchasers

Upon any sale or disposal of the Charged Property or any part thereof which the Lender or any Delegate shall make or purport to make under the provisions of this Deed, a statement in writing from the Lender or such Delegate that the Charge has become enforceable and that the power of sale has become exercisable shall be conclusive evidence of the fact in favour of any purchaser or other person to whom the Charged Property may be transferred and such purchaser or other person will take the same free of any rights of the Chargor. The Chargor undertakes to indemnify the Lender and each Delegate against any claim which may be made against the Lender or such Delegate (as the case may be) by such purchaser or any other person by reason of any defect in its title to the Charged Property.

12.3	Good Discharge

The receipt of the Lender or any Delegate shall be an absolute and conclusive discharge to any purchaser of the Charged Property and shall relieve such purchaser of any obligation to see to the application of any monies paid to or by the direction of the Lender or such Delegate (as the case may be) or to enquire whether the Secured Obligations have become due or payable and, in making any sale or disposal of the Charged Property, the Lender and each Delegate may do so for such consideration, in such manner and on such terms as it thinks fit.

13.	LIABILITY OF LENDER, RECEIVERS AND DELEGATES

13.1	Exclusion of Liability

(a)

Without limiting paragraphs (b) and (c) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Lender or any Receiver or Delegate), the Lender (and each Receiver and Delegate) shall not be liable for any cost, expense, loss or liability incurred by the Chargor or any other person, any damages or any diminution in value as a consequence of:

(i)

the exercise, or the attempted or purported exercise, by the Lender (or such Receiver or Delegate) of any of the rights, powers, authorities, discretions and remedies vested in the Lender (or such Receiver or Delegate) under or pursuant to this Deed or by law;

(ii)	the Lender (or such Receiver or Delegate) taking possession of or realising all or any part of the Charged Property;

(iii)	any shortfall which arises on the enforcement or realisation of the Charge or the Charged Property;

(iv)

any neglect, negligence, default, misconduct, error of judgment or omission of the Lender (or such Receiver or Delegate) in relation to the Charged Property, or any diminution in value or any liability whatsoever arising in respect of the Charged Property, unless directly caused by its fraud, gross negligence or wilful misconduct;

(v)

the Lender (or such Receiver or Delegate) having taken or refraining from taking, or having omitted to take, any action under or in connection with this Deed, the Charge or the Charged Property, unless directly caused by its fraud, gross negligence or wilful misconduct; or

(vi)	without prejudice to the generality of sub-paragraphs (i) to (v) above:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such costs, expenses, losses, liability, damages or diminution in value arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No party hereto (other than the Lender or, as the case may be, such Receiver or Delegate) may take any proceedings against any officer, employee, agent or attorney of the Lender (or a Receiver or Delegate) in respect of any claim it might have against the Lender (or such Receiver or Delegate) or in respect of any act or omission of any kind by that officer, employee, agent or attorney in relation to any Finance Document, the Charge or the Charged Property, and any officer, employee, agent or attorney of the Lender (or a Receiver or Delegate) may rely on this Clause 13.1 (Exclusion of Liability) subject to Clause 1.5 (Third Parties Rights) and the provisions of the Contracts (Rights of Third Parties) Act 2001 of Singapore.

(c)

Without limiting paragraphs (a) and (b) above (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Lender (or any Receiver or Delegate)), in no event shall the Lender (or any Receiver or Delegate) be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Lender (or any Receiver or Delegate) has been advised of the possibility of such loss or damages or any special conditions or circumstances were known to the Lender (or any Receiver or Delegate), and the Chargor waives and releases the Lender (and each Receiver and Delegate) from any claims it may have for any such damages.

13.2	No Liability as Mortgagee in Possession

Without limiting the other provisions of this Clause 13 (Liability of Lender, Receivers and Delegates), the Lender and each Receiver and Delegate shall not be liable as a mortgagee in possession by reason of its entry into or taking possession of all or any part of the Charged Property or any other act done by it or on its behalf pursuant to this Deed. If and whenever the Lender or any Receiver or Delegate enters into or takes possession of all or any part of the Charged Property, it shall be entitled at any time at its discretion to go out of such possession.

13.3	Chargor’s Liability

Notwithstanding the assignment or charge of any benefit created in favour of the Lender under this Deed and subject to the terms of this Deed, the Chargor shall at all times remain fully liable to perform all the obligations assumed by it in relation to the Charged Property, and the Lender (and each Receiver and Delegate) shall not be under any obligation of any kind whatsoever in respect of the Charged Property or under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect of the Charged Property.

13.4	Other Protections and Indemnities

Notwithstanding any other provision of this Deed, all protections, exclusions of liability and indemnities in favour of the Lender (and each Receiver and Delegate) contained in the Facility Agreement and the other Finance Documents shall apply to the Lender (and each Receiver and Delegate) and be in addition and without prejudice to any exclusions of liability, protections and indemnities in favour of the Lender (and each Receiver and Delegate) under this Deed and shall be incorporated mutatis mutandis by reference into this Deed.

14.	POWER OF ATTORNEY

14.1	Appointment

The Chargor by way of security irrevocably appoints the Lender and every Delegate severally as its attorney (with full power of substitution), on its behalf and in its name or otherwise and as its act and deed, at such time and in such manner as the attorney thinks fit, to execute, seal, deliver and perfect all documents and do all acts and things which the attorney may consider to be required or desirable for:

(a)

carrying out any act or thing which the Chargor is obliged to do (but has not done) under this Deed (including the execution and delivery of charges over, transfers, conveyances, mortgages, assignments and assurances of, and other instruments, documents and agreements relating to, the Charged Property, the giving of any notices, orders, directions or instructions in connection with the Charged Property, and/or the making of any filings or registrations in connection with the Charged Property); and/or

(b)

enabling the Lender or any Delegate to exercise, or delegate the exercise of, any of the rights, powers, authorities, discretions and remedies conferred on it by or in connection with this Deed (including the exercise of any right of a legal or beneficial owner of the Charged Property).

14.2	Ratification

The Chargor ratifies and confirms and agrees to ratify and confirm all acts and things done, and all documents executed, by any attorney in the exercise or purported exercise of the power of attorney granted by it in Clause 14.1 (Appointment).

15.	SAVING PROVISIONS

15.1	Continuing Security

The Charge is a continuing Security and will extend to the ultimate balance of sums payable in respect of the Secured Obligations, regardless of any intermediate payment or discharge in whole or in part.

15.2	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any Security or Quasi-Security for those obligations or otherwise) is made by the Lender in whole or in part on the basis of any payment, Security, Quasi-Security or other disposition which is avoided, reduced and/or must be restored in insolvency, bankruptcy, a Restructuring Event or otherwise, without limitation, or as a result of a breach of fiduciary or statutory duty or other similar event or for any other reason, then:

(a)	the liability of the Chargor under this Deed and the Charge will continue or be reinstated (as relevant); and

(b)	the Lender shall be entitled to recover the value or amount of that payment, Security, Quasi-Security or other disposition from the Obligors,

as if such payment, Security, Quasi-Security or other disposition and such discharge, release or arrangement had not occurred.

The Lender may concede or compromise any claim that any payment, Security, Quasi-Security or other disposition, or any discharge, release or arrangement, is liable to be avoided, reduced or restored.

15.3	Immediate Recourse

The Chargor waives any right it may have of first requiring the Lender to proceed against or enforce any other rights or Security or Quasi-Security or to claim payment from any other person before enforcing the Charge or claiming from the Chargor under this Deed. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

15.4	Appropriations

Until all the Secured Obligations have been fully and irrevocably paid or discharged and the Commitment is no longer in force and the Lender is otherwise not under any further commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any of the Obligors pursuant to the Finance Documents, the Lender may:

(a)

refrain from applying or enforcing any other monies, Security or Quasi-Security or rights held or received by it in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) in accordance with the terms of this Deed and the Facility Agreement, and the Chargor shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any monies received from the Chargor or on account of the Chargor’s liability under this Deed.

15.5	Waiver of Defences

Neither the obligations of the Chargor under this Deed nor the Charge nor any of the rights, powers or remedies of the Lender provided by or in connection with this Deed will be affected by an act, omission, matter or thing which, but for this Clause 15.5 (Waiver of Defences), would reduce, release or prejudice any of its obligations under any Finance Document or the Charge or any of the rights, powers or remedies of the Lender provided by or in connection with this Deed or result in the Charge or any such obligation, right, power or remedy not being (or ceasing to be) valid or binding (without limitation and whether or not known to the Lender), including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any Obligor or any other member of the Group or any other person under the terms of any composition or arrangement with any creditor of any Obligor or any other member of the Group;

(c)	any other person that was intended to grant any Security not doing so or failing to be effectually bound;

(d)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or Security or Quasi-Security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security or Quasi-Security;

(e)	any death, mental or other incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status or constitution of an Obligor or any other person;

(f)

any amendment, novation, supplement, extension, restatement or replacement (in each case, however fundamental and whether or not more onerous) of any Finance Document or any other document or Security or Quasi-Security, including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or in relation to any Security or Quasi-Security;

(g)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or Security or Quasi-Security;

(h)	any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any person under any Finance Document resulting from any law, regulation or order;

(i)	any insolvency, bankruptcy, Restructuring Event or similar proceedings or any analogous procedure or step in any jurisdiction; or

(j)	this Deed or any other Finance Document not being executed by, or not being binding upon, any other party.

The Lender shall not be concerned to establish or investigate the powers or authorities of any Obligor or its officers or agents, and monies obtained or indebtedness, obligations or liabilities incurred by any Obligor to the Lender under or in connection with any Finance Document in the purported exercise of such powers or authorities shall be deemed to form part of the Secured Obligations, and “Secured Obligations” shall be construed accordingly.

15.6	Deferral of Chargor’s Rights

Until all the Secured Obligations have been fully and irrevocably paid or discharged and the Commitment is no longer in force and the Lender is otherwise not under any further commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any of the Obligors pursuant to the Finance Documents and unless the Lender otherwise directs, the Chargor will not exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under this Deed or by reason of any amount being payable or any liability arising under this Deed:

(a)	to be indemnified by any Obligor or other person;

(b)	to claim any contribution from any guarantor of or other provider of Security or Quasi-Security for the obligations of any Obligor or other person under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any guarantee or other Security or Quasi-Security taken pursuant to, or in connection with, the Finance Documents by the Lender;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Chargor has given a guarantee, undertaking or indemnity;

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with the Lender.

If the Chargor shall receive any benefit, payment or distribution in relation to any such right, it shall hold that benefit, payment or distribution on trust for the Lender, and shall promptly pay or transfer the same to the Lender (or as the Lender may direct) for application in accordance with the terms of this Deed.

15.7	Additional Security

The Charge and all rights, powers and remedies of the Lender provided by or in connection with this Deed are in addition to and are not in any way prejudiced by any guarantee or other Security or Quasi-Security or any other right, power or remedy now or subsequently held by or available to the Lender.

15.8	Separate and Independent Security

The Security created by the Chargor by or in connection with this Deed is separate from and independent of any other Security created or intended to be created by any Obligor by or in connection with any other Finance Document.

16.	DISCHARGE OF SECURITY

16.1	Final Redemption

Subject to Clause 16.2 (Retention of Security), if the Lender is satisfied that all the Secured Obligations have been fully and irrevocably paid or discharged and the Commitment is no longer in force and the Lender is otherwise not under any further commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any of the Obligors pursuant to the Finance Documents, the Lender shall, at the request and cost of the Chargor, release, re-assign or discharge (as appropriate) the Charged Property from the Charge, subject to Clause 15.2 (Reinstatement) and without recourse to, or any representation or warranty by, the Lender (or any Receiver or Delegate).

16.2	Retention of Security

If the Lender considers that any amount paid or credited to it under any Finance Document is capable of being avoided or reduced by virtue of any insolvency, bankruptcy, Restructuring Event or similar laws or otherwise, that amount shall not be considered to have been paid for the purpose of determining whether all the Secured Obligations have been irrevocably paid and discharged.

17.	EXPENSES AND TAXES

17.1	Transaction Expenses

The Chargor shall, within five Business Days of demand, pay or reimburse to the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in connection with the negotiation, preparation, printing, execution and perfection of this Deed and any other documents referred to in or required in connection with this Deed and the Charge.

17.2	Amendment Costs

If the Chargor requests an amendment, waiver or consent of this Deed and/or any other document referred to in this Deed, the Chargor shall, within three Business Days of demand, pay or reimburse to the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by it in responding to, evaluating, negotiating or complying with that request.

17.3	Enforcement and Other Costs

The Chargor shall, within three Business Days of demand, pay or reimburse to the Lender and each Receiver and Delegate the amount of all costs, expenses, losses and liabilities (including legal fees) incurred by the Lender or any Receiver or Delegate in connection with:

(a)

the administration, taking, holding, perfection, protection or preservation of the Charge or the Charged Property or any of the rights, powers or remedies of the Lender or any Receiver or Delegate under or in connection with this Deed or the Charge;

(b)

the enforcement or realisation (or the attempted enforcement or realisation) of the Charge or the exercise (or the attempted exercise) of any of the rights, powers or remedies of the Lender or any Receiver or Delegate under or in connection with this Deed or the Charge, or any consideration by it as to whether to enforce, realise or exercise the same, or the defending of any claims against the Lender or any Receiver or Delegate in relation to this Deed or the Charge, or any proceedings instituted by or against the Lender or any Receiver or Delegate as a consequence of taking or holding the Charge or the Charged Property or of enforcing any rights, powers or remedies in respect thereof; or

(c)	the release of this Deed or any other document referred to in this Deed, or the release, re-assignment or discharge of the Charge or the Charged Property.

17.4	No Tax Deductions

(a)

All payments to be made by the Chargor to the Lender (or any Receiver or Delegate) under this Deed shall be made free and clear of and without any Tax Deduction unless the Chargor is required by law to make a Tax Deduction, in which case the sum payable by the Chargor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that the Lender (or such Receiver or Delegate) receives a sum (net of any deduction or withholding) equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Chargor shall deliver to the Lender (or such Receiver or Delegate) a receipt or other evidence reasonably satisfactory to the Lender (or such Receiver or Delegate) that the Tax Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority.

17.5	Stamp Taxes

The Chargor shall:

(a)

pay all stamp duty, registration fees, notarial fees and other similar Taxes and fees payable in respect of this Deed, the Charge, the enforcement or realisation of the Charge or any judgment given in connection with this Deed or the Charge; and

(b)

within five Business Days of demand, indemnify the Lender and each Receiver and Delegate against any cost, expense, loss or liability which the Lender or such Receiver or Delegate incurs in relation to any such Taxes or fees paid or payable or as a result of any failure to pay or delay in paying any such Taxes or fees.

17.6	Indirect Tax

(a)

All amounts set out or expressed in this Deed to be payable by the Chargor to the Lender (or any Receiver or Delegate) shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by the Lender (or any Receiver or Delegate) to the Chargor in connection with this Deed, the Chargor shall pay to the Lender (or that Receiver or Delegate) (in addition to and at the same time as paying the consideration for that supply) an amount equal to the amount of the Indirect Tax.

(b)

Where this Deed requires the Chargor to reimburse or indemnify the Lender (or any Receiver or Delegate) for any costs or expenses, the Chargor shall also at the same time pay and indemnify the Lender (or that Receiver or Delegate) against all Indirect Tax incurred by the Lender (or that Receiver or Delegate) in respect of such costs or expenses.

17.7	FATCA Deduction

(a)

Each party hereto may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party hereto shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each party hereto shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the other party to whom it is making the payment.

17.8	FATCA Information

(a)	Subject to paragraph (c) below, each party hereto shall, within ten Business Days of a reasonable request by the other party hereto:

(i)	confirm to that other party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other party such forms, documentation and other information relating to its status under FATCA as that other party reasonably requests for the purposes of that other party’s compliance with FATCA; and

(iii)

supply to that other party such forms, documentation and other information relating to its status as that other party reasonably requests for the purposes of that other party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a party hereto confirms to the other party hereto pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

(c)

Paragraph (a) above shall not oblige the Lender to do anything, and paragraph (a)(iii) above shall not oblige any party hereto to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a party hereto fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such party shall be treated for the purposes of this Deed and the other Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the party in question provides the requested confirmation, forms, documentation or other information.

18.	OTHER INDEMNITIES

18.1	Currency Indemnity

(a)

If any sum due from the Chargor under this Deed (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Chargor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings; or

(iii)	applying a Sum or other amount received in satisfaction of any of the Secured Obligations,

the Chargor shall as an independent obligation, within three Business Days of demand, indemnify the Lender against any cost, expense, loss or liability arising out of or as a result of the conversion, including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to the Lender at the time of its receipt of that Sum or such amount paid to it in satisfaction (in whole or in part) of such claim, proof, order, judgment or award (or, if it is not practicable to make such a currency conversion at that time, on the first date on which it is practicable to do so), and any cost of currency conversion incurred.

(b)	The Chargor waives any right it may have in any jurisdiction to pay any amount under this Deed in a currency or currency unit other than that in which it is expressed to be payable.

18.2	General Indemnity

The Chargor shall, promptly on demand, indemnify the Lender (and each Receiver and Delegate) against any cost, expense, loss or liability incurred, and any action, proceeding, claim or demand suffered, by any of them or by any of their respective officers, employees, agents and attorneys as a result of:

(a)	any breach by the Chargor of the provisions of this Deed;

(b)	any failure of the Chargor to perform any of its obligations to any person in respect of the Charged Property;

(c)	the exercise or purported exercise of any of the rights, powers, authorities, discretions and remedies vested in the Lender (or any Receiver or Delegate) under or pursuant to this Deed or by law; or

(d)

any other act, omission, matter or thing in connection with, or arising from, this Deed, the Charged Property or the Charge (other than, in each case, as a result of its fraud, wilful misconduct or gross negligence).

18.3	Indemnities Separate

Each indemnity in this Deed shall:

(a)	constitute a separate and independent obligation from the other obligations in this Deed or any other Finance Document;

(b)	give rise to a separate and independent cause of action;

(c)	apply irrespective of any indulgence granted by the Lender;

(d)	continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any Secured Obligation or any other judgment or order; and

(e)	apply whether or not any claim under it relates to any matter disclosed by the Chargor or any other person or otherwise known to the Lender.

19.	PAYMENTS

19.1	Payments

All payments by the Chargor under this Deed (including damages for its breach) shall be made in the Currency of Account and to such account, with such financial institution and in such other manner as the Lender may direct.

19.2	No Set-Off on Payments

All payments to be made by the Chargor under this Deed shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

19.3	Default Interest

If the Chargor fails to pay any amount payable by it under this Deed on its due date, interest shall accrue on such unpaid amounts from the due date to the date of actual payment (both before and after judgment) at the rate determined in accordance with, and otherwise in the manner set out in, clause 8.4 (Default Interest) of the Facility Agreement, and any interest accruing under this Clause shall be immediately payable by the Chargor on demand by the Lender.

19.4	Demands

Any demand for payment made by the Lender shall be effective as a demand for the purposes of the Finance Documents, from the date on which it is given, even if it contains no statement of the relevant Secured Obligations or an inaccurate or incomplete statement of them.

20.	MISCELLANEOUS

20.1	Determinations

Any certification or determination by the Lender (or any Delegate) of a rate or amount or other matter under any Finance Document is conclusive evidence of the matters to which it relates.

20.2	Set-Off

(a)

The Lender may set off any matured obligation due from the Chargor to the Lender under the Finance Documents against any matured obligation owed by the Lender to the Chargor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)

The Lender shall be entitled, at any time and without prior notice to the Chargor, to combine or consolidate all or any of the accounts of the Chargor with the Lender (whether current, deposit or of any other nature whatsoever, whether in US Dollars or any other currency, whether held alone or jointly with any other person, and whether situate in Singapore or elsewhere) and set-off or transfer any sum standing to the credit of any one or more of such accounts in or towards satisfaction of all or any amounts, obligations and liabilities owed by the Chargor to the Lender under the Finance Documents to which it is a party (whether actual or contingent, primary or collateral, or several or joint, and regardless of the place of payment, booking branch or currency of such amount, obligation or liability). If the amounts, obligations or liabilities owed by the Chargor to the Lender are contingent, the Lender shall be entitled to set aside such sums to keep the Lender in funds for the purposes of meeting and discharging such amounts, obligations and liabilities of the Chargor (whether contingent or otherwise) in full. If the sums standing to the credit of any such accounts and any such amounts, obligations and/or liabilities are in different currencies, the Lender may convert any of them at the Lender’s spot rate of exchange (or such other rate of exchange as may be utilised by the Lender in its discretion) for the purposes of effecting the combination, set-off or transfer.

(c)

The Lender shall be entitled, at any time and without prior notice to the Chargor, to debit all or any of the accounts of the Chargor with the Lender (whether current or of any other nature whatsoever, whether in US Dollars or any other currency, whether held alone or jointly with any other person, and whether situate in Singapore or elsewhere) for all or any amounts due and payable by the Chargor to the Lender under the Finance Documents to which it is a party, provided that any such debit shall not constitute or be deemed to be a payment of the outstanding amounts to which it relates (except to the extent of any amount in credit in that account so debited) or a remedy or waiver of any Default.

(d)

The rights of the Lender under this Deed are in addition to, and are without prejudice to, any right of set-off of the Lender under the other Finance Documents or which the Lender may otherwise have against the Chargor. The rights of the Lender under this Clause 20.2 (Set-Off) are in addition to, and are without prejudice to, any banker’s lien, right of set-off or combination of accounts or other right which the Lender may have, or any other right or remedy of the Lender under the Finance Documents (including any rights of the Lender to enforce or realise the Charge) or which the Lender may otherwise have against any Obligor.

20.3	Time Deposits

Without prejudice to any right of set-off the Lender may have under this Deed or any other Finance Document or otherwise, if any time deposit matures on the Charged Property the Chargor has with the Lender at a time when:

(a)	the Charge has become enforceable; and

(b)	no amount of the Secured Obligations is due and payable,

that time deposit shall automatically be renewed for any further maturity which the Lender considers appropriate.

20.4	Amendments and Waivers

Any amendment or waiver of any term of this Deed shall only be effective if made in writing and signed by or on behalf of the Chargor and the Lender. Any waiver of any term of this Deed may be given subject to such conditions as the Lender may deem fit, and shall only be effective in the instance and for the purpose for which it is given.

20.5	Exercise of Rights

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under this Deed shall operate as a waiver of any such right or remedy. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

20.6	Partial Invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction will in any way be affected or impaired, and if any part of the Security intended to be created by or pursuant to this Deed is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of such Security.

21.	ASSIGNMENTS AND TRANSFERS

21.1	Benefit and Burden

This Deed shall be binding upon and enure to the benefit of each party hereto and its successors in title, permitted assigns and permitted transferees.

21.2	The Chargor

The Chargor may not assign or transfer any of its rights, benefits or obligations under this Deed, except with the prior written consent of the Lender.

21.3	The Lender

(a)	The Lender may:

(i)	assign any of its rights; or

(ii)	transfer by novation any of its rights and obligations,

under this Deed to any person. When such assignment or transfer takes effect, the assignee or transferee shall be, and be treated as, a party hereto for all purposes of this Deed and shall be entitled to the full benefit of this Deed to the same extent as if it were an original party hereto in respect of the rights and obligations assigned and transferred to it.

(b)	The Chargor agrees and acknowledges that an assignment or transfer by the Lender of any of its rights, benefits and obligations under this Deed does not require the consent of the Chargor.

(c)

The Chargor agrees to execute all documents and take all action that may be required by the Lender in respect of an assignment or transfer (or a proposed assignment or transfer) of any of the rights, benefits and obligations of the Lender under this Deed.

21.4	Change in Status

This Deed shall remain binding on the Chargor, notwithstanding any change in the name or constitution of the Lender, the Chargor or any other person, or its respective amalgamation, merger, consolidation, absorption in, reconstruction with or into, or the acquisition of all or part of its respective undertakings and assets by, any other person, to the intent that this Deed and all of the Chargor’s obligations hereunder shall remain valid and effective for all purposes and in all respects in favour of any assignee, transferee or successor in title of the Lender in the same manner as if such assignee, transferee or successor in title had been named as a party to this Deed instead of, or in addition to, the Lender and in respect of the obligations and liabilities of any successor entity to the Chargor in the same manner as if such successor entity had been named in this Deed instead of, or in addition to, the Chargor.

22.	NOTICES

The provisions of clause 26 (Notices) of the Facility Agreement shall apply mutatis mutandis to this Deed.

23.	DISCLOSURE OF INFORMATION

The provisions of clause 31 (Confidential Information) of the Facility Agreement shall apply mutatis mutandis to this Deed.

24.	PERSONAL DATA

For the purposes of the Personal Data Protection Act 2012 of Singapore, the Chargor acknowledges that it has read and understood the Customer Circular relating to the Personal Data Protection Act (for Corporate and Institutional Customers) (“Privacy Circular”), which is available at www.citibank.com.sg/icg/pdpacircular or upon request, and which explains the purposes for which the Lender may collect, use, disclose and process (collectively, “process”) personal data of natural persons. The Chargor warrants that to the extent required by applicable law or regulation, it has provided notice to and obtained consent from relevant natural persons to allow the Lender to process its personal data as described in the Privacy Circular as may be updated from time to time, prior to disclosure of such personal data to the Lender. The Chargor further warrants that any such consent has been granted by these natural persons.

25.	SUBORDINATION

Any indebtedness of the Borrower now or hereafter held by the Chargor is hereby subordinated to the indebtedness of the Borrower to the Lender and such indebtedness of the Borrower to the Chargor shall be collected, enforced and received by the Chargor and paid over to the Lender on account of the indebtedness of the Borrower to the Lender but without reducing or affecting in any manner the liability of the Chargor under the other provisions of this Deed.

26.	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

27.	GOVERNING LAW

This Deed and all the rights and obligations of the parties hereunder are governed by and shall be construed in accordance with Singapore law.

28.	ENFORCEMENT

28.1	Arbitration

(a)

Any dispute, controversy or claim arising out of or in connection with this Deed (including a dispute, controversy or claim regarding the existence, validity, interpretation, performance, breach or termination of this Deed or the consequences of its nullity or any non-contractual obligation arising out of or in connection with this Deed) shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of SIAC for the time being in force (the “SIAC Rules”), which rules are deemed to be incorporated herein subject to any contrary provision of this Clause 28. Capitalised terms used in this Clause 28 which are not otherwise defined in this Deed have the meaning given to them in the SIAC Rules.

(b)

The tribunal shall consist of three arbitrators. The claimant (or the claimants jointly) shall nominate an arbitrator and the respondent (or the respondents jointly) shall nominate an arbitrator in accordance with the SIAC Rules. The third arbitrator, who shall be the presiding arbitrator, shall be nominated by the first two arbitrators. Failing such nomination within 14 days of the confirmation by SIAC of the appointment of the second arbitrator, the third arbitrator shall be appointed by the President of the Court of Arbitration of SIAC.

(c)	The language of the arbitration shall be English.

(d)

The seat or legal place of arbitration shall be Singapore. Except as modified by the provisions of this Clause 28, Part II of the International Arbitration Act 1994, as amended from time to time, shall apply to any arbitration proceedings commenced under this Clause 28.

(e)	This arbitration agreement shall be governed by Singapore law.

(f)	The arbitral tribunal shall be authorised to grant pre-award and post-award interest at commercial rates.

(g)

Service of any Notice of Arbitration made pursuant to this Clause 28 shall be made in accordance with the SIAC Rules and delivered by registered post at the address given for the sending of notices under this Deed at clause 26 (Notices) of the Facility Agreement.

SCHEDULE 1

Powers of the Lender

Without limiting any other provision of this Deed, the Lender shall have or be entitled to exercise (either in the name of or on behalf of the Chargor or in its own name or otherwise and in such manner and upon such terms and conditions as it thinks fit, either alone or jointly with any other person) all or any of the following powers:

(a)

Take Possession: power to take possession of, assume control of, operate, get in and collect the Charged Property and to require payment to the Lender of any credit balance and other sums accruing on the Charged Property, and for that purpose to take any proceedings in the name of the Chargor or otherwise as the Lender thinks fit;

(b)

Deal with Charged Property: power to sell, transfer, assign or otherwise dispose of or realise all or any part of the Charged Property to any person, whether or not the Lender has taken possession, in such manner and on such terms as the Lender thinks fit, and:

(i)	whether by public offer or auction, tender or private contract;

(ii)

whether for cash or property or other consideration of any kind (which may be payable or delivered in one amount or by instalments spread over a period or deferred, and whether with or without interest and/or with or without Security), the value of the consideration as shall be determined by the Lender;

(iii)	whether or not in conjunction with the sale of other property by the Lender or any other person; and

(iv)	whether with or without special provisions as to title or time or otherwise;

(c)

Borrow Money: power to borrow or raise money from any person, either unsecured or on the security of the Charged Property (either in priority to the Charge or otherwise), on such terms as the Lender thinks fit;

(d)	Guarantees and Indemnities: power to enter into bonds, covenants, guarantees, indemnities and other commitments and to make all payments needed to effect, maintain or satisfy them;

(e)

Enforcement of Obligations: power to carry out and enforce, or refrain from carrying out or enforcing, rights and obligations of the Chargor forming part of the Charged Property or obtained or incurred in the exercise of the rights, powers and remedies of the Lender;

(f)

Claims: power to settle, adjust, refer to arbitration, negotiate, compromise and arrange any claims, accounts, disputes, applications, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating to the Charged Property , and to execute releases and other discharges in relation thereto;

(g)

Proceedings: power to bring, prosecute, enforce, defend and abandon actions, suits and proceedings relating to the Charged Property (including for the recovery of monies due to the Chargor) or in any way relating to this Deed, and to execute releases and other discharges in relation thereto;

(h)

Redemption of Security: power to redeem, discharge or compromise any Security over the Charged Property (whether or not having priority to the Charge) and to settle the accounts of any person with an interest in the Charged Property;

(i)	Operation of Accounts: power to operate the Charged Property;

(j)	Expropriation: power to surrender or transfer the Charged Property to any Governmental Agency (whether or not for fair compensation);

(k)

Spend Money: power to spend such sums as the Lender thinks fit in the exercise of any of the powers in this Schedule, and the Chargor shall upon demand repay to the Lender all sums so spent, together with interest accrued on those sums at such rates as the Lender may from time to time determine from the time such sums are paid or incurred until full repayment thereof, and prior to repayment, those sums (together with such interest) shall be secured by the Charge;

(l)

Contracts: power to alter or vary any mandate or terms and conditions relating to the Charged Property, to enter into any contract or arrangement (whether in the name of the Chargor or otherwise) in respect of the Charged Property, and to perform, repudiate, rescind or vary any contract or arrangement to which the Chargor is a party in respect of the Charged Property, in each case on such terms as the Lender thinks fit;

(m)

Advisors: power to engage, pay for and rely on the advice or services of any lawyers, accountants, tax advisors, surveyors, consultants or other professional advisors or experts on such terms as the Lender thinks fit, and the Lender shall not be responsible or liable for any cost, expense, loss or liability incurred by any person as a result of the Lender acting in reliance on any such advice or information;

(n)

Receipts: power to receive all payments and to give valid receipts for all monies and other assets which may come into the hands of the Lender, and to execute all assurances and documents as the Lender may consider necessary or desirable for realising the Charged Property;

(o)

Rights of Ownership: power to exercise and do (or to permit the Chargor or any of its nominees to exercise and do) all such rights and things as the Lender would be capable of exercising or doing if it were the absolute legal and beneficial owner of the Charged Property; and

(p)

Other Powers: power to execute deeds and documents on behalf of the Chargor and do all such other acts and things as may be considered by the Lender to be incidental or conducive to any of the other matters or powers set out in this Schedule or to the realisation of the Charged Property or to the exercise of any of the rights, powers and remedies conferred on the Lender under or in connection with this Deed and all applicable statutory provisions and common law, and to use the name of the Chargor for all such purposes.

IN WITNESS WHEREOF this Deed has been executed as a deed by the parties hereto and is delivered on the date specified above.

THE CHARGOR

EXECUTED AS A DEED for and on behalf of VNG LIMITED:	)
	)	/s/ Le Hong Minh
	)	Director
)
	)	Name: Le Hong Minh
)
	)	Title: Director

in the presence of:

/s/ Dam Thi Thuy
Signature of Witness

Name:	Dam Thi Thuy
Address:

Address:	VNG Limited, VNG Campus, Lot Z06, St. 13, Tan Thuan Dong Ward, District 7, Ho Chi Minh City, Vietnam

E-mail Address:	[***]

Attention:	Legal Department

THE LENDER

SIGNED, SEALED and DELIVERED	)
as a Deed	)
by	)
	)	/s/ Lin Hsiu Yi
as attorney	)	Attorney Lin Hsiu Yi
for and on behalf of	)	Name: Managing Director
CITIBANK N.A., SINGAPORE BRANCH	)
)
in the presence of:	)
)

/s/ Linh Nguyen
Witness

Name:	Linh Nguyen

Address:

Address:	8 Marina View, #16-00, Asia Square Tower 1, Singapore 018960

Fax No.:	[***]

E-mail Address:	[***]

Attention:	Daniel Choo